D E  V I S S E R  G R A Y
CHARTERED ACCOUNTANTS

401 - 905 West Pender Street
Vancouver, BC Canada
V6C 1L6

Tel: (604) 687-5447
Fax: (604) 687-6737

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the initial registration statement of Tatmar Ventures Inc. on Form 20-F of our report dated March 22, 2006 in connection with our audits of the financial statements of that company as at December 31, 2004 and 2005 and for each of the years in the two year period ended December 31, 2005, which report is included in the Form 20-F.

“De Visser Gray”

CHARTERED ACCOUNTANTS

Vancouver, BC
June 29, 2006